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                                                                    Exhibit (11)
                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                            Facsimile: (215) 988-2757

                                December 2, 2002


Excelsior Funds, Inc.
One Freedom Valley Drive
Oaks, Pennsylvania 19456

         Re:  Plan of Reorganization
              ----------------------

Ladies and Gentlemen:

     We have acted as counsel to Excelsior Funds, Inc. ("Excelsior"), a Maryland corporation, in connection with its Plan of Reorganization (the "Plan"), dated as of November 15, 2002 providing for (a) the transfer of all of the assets and known liabilities of the Latin America Fund, an investment portfolio of Excelsior, to the Emerging Markets Fund, an investment portfolio of Excelsior, in exchange for Shares of the Emerging Markets Fund, which shall be distributed by Excelsior to the holders of Shares of the Latin America Fund. This opinion is delivered to you pursuant to Section D(2)(a) of the Plan. Capitalized terms used herein and not otherwise defined have the respective meanings provided in the Plan. Reference herein to any document shall mean such document as in effect on the date hereof.

     In rendering the opinion hereinafter expressed, we have examined and relied upon originals or certified copies of (i) the Articles of Incorporation and Bylaws of Excelsior, in each case as amended to the date hereof; (ii) the minutes and resolutions related to the Plan adopted by the Board of Directors of Excelsior on July 31, 2002 and November 15, 2002; (iii) a copy of the Plan; and
(iv) such other documents and corporate records relating to Excelsior and the Plan as we have deemed appropriate.

     As to questions of fact material to this opinion, we have relied upon the accuracy of the representations and warranties of Excelsior, certificates signed by officers and representatives of Excelsior, oral statements made to us in discussions with Excelsior's management, and upon certificates of public officials. We have not undertaken any independent investigation or verification of factual matters. Any change in any law, regulation or interpretation, or any change in the facts could cause a change in our opinion. Moreover, this opinion does not purport to address the validity under any laws of any aspect of the activities of Excelsior not specifically identified herein.


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Excelsior Funds, Inc.
December 2, 2002
Page 2


     In our examination, we have assumed: (i) the genuineness of all signatures;
(ii) the legal capacity of all natural persons; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; (v) the completeness of all public records reviewed; and (vi) that all certificates of public officials upon which we have relied have been duly and properly given.

     We express no opinion concerning the laws of any jurisdiction other than the Maryland General Corporation Law and the federal law of the United States of America, and we express no opinion on the "blue sky" or securities laws of any jurisdiction.

     On the basis of and subject to the foregoing and such other considerations as we deem relevant, we are of the opinion that the Shares of the Emerging Markets Fund, to be delivered by the Emerging Markets Fund to the Latin America Fund and, subsequently, distributed to the recordholders of the Shares of the Latin America Fund, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable by Excelsior.

     The opinion expressed in this letter is solely for the use of Excelsior and the opinion may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval. The opinion expressed in this letter is limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

     We hereby consent to the use of our name and to the references to our Firm in the exhibits to this Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "1933 Act"), and the filing of this opinion in the Registration Statement. This consent does not constitute a consent under section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


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Excelsior Funds, Inc.
December 2, 2002
Page 3



     We call to your attention the fact that W. Bruce McConnel and Diana E. McCarthy, partners of Drinker Biddle & Reath LLP, are Secretary and Assistant Secretary, respectively, of Excelsior.

                                Very truly yours,


                                /s/ Drinker Biddle & Reath LLP
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                                DRINKER BIDDLE & REATH LLP